UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 29, 2015
RESOURCES CONNECTION, INC.

Delaware	0-32113	33-0832424
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
17101 Armstrong Avenue, Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(714) 430-6400

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On August 3, 2015, the Company announced two separate actions regarding its capital structure approved by the board of directors of Resources Connection, Inc. (“Resources” or “the Company”) on July 29, 2015.  First, Resources’ board of directors declared a regular quarterly dividend of $0.10 per share on the Company’s common stock.  The dividend is payable on September 22, 2015, to stockholders of record at the close of business on August 25, 2015.  The Company’s board of directors will assess and approve future dividends quarterly.   Second, the Company’s board of directors approved a new share buyback authorization for the repurchase of the Company’s common stock with an aggregate dollar limit not to exceed $150 million.  The 2015 buyback authorization will follow the completion of the 2011 stock repurchase program which, as of July 31, 2015, had approximately $13.2 million remaining.

Item 9.01  Financial Statements and Exhibits.

(c)         Exhibits

Exhibit No.	Description

Exhibit 99.1	Press Release entitled “Resources Global Professionals Announces Quarterly Dividend Payment Date and New Stock Buyback Authorization,” issued August 3, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOURCES CONNECTION, INC.

Date: August 3, 2015
By: /s/ ANTHONY CHERBAK
Anthony Cherbak
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press Release issued August 3, 2015